**EMPLOYMENT AGREEMENT**

THIS AGREEMENT, made effective May 2, 2019 (the "Effective Date"), between iQSTEL, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and **Leandro Iglesias**, residing at Plaza Da Ria 6, 4-C, Fonteculler, La Coruña 15174, Spain (hereinafter referred to as the "Employee").

**WHEREAS**, the Company wishes to engage the services and expertise of the Employee on the terms and conditions hereinafter set forth, and the Employee wishes to accept such an engagement;

**NOW THEREFORE** in consideration of the covenants of each of the parties given to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

## 1. SERVICES

Effective as of the Effective Date, the Company hereby engages the Employee and the Employee hereby accepts an engagement with the Company to serve as the Chief Executive Officer of the Company (the "Services"). Employee shall bear such responsibilities as are customary for such a position in a public company. The parties understand that the position will be full-time employment and that the Employee shall devote sufficient time, attention and abilities to the business of the Company for the proper exercise of the Employee's duties hereunder. Employee understands that the Services may, from time to time, entail extensive travel. Employee may assign the compensation hereunder but not the responsibility to fulfill the services and responsibilities as per this Agreement. Employee shall not be required to move his residence.

## 2. REMUNERATION

The Company agrees to pay the Employee as set out in Schedule "A" attached hereto.

## 3. CONFIDENTIALITY; OWNERSHIP OF DOCUMENTS; NON-COMPETE

3.1 **Confidential Information.** Employee recognizes and acknowledges that by reason of this Agreement and service to the Company, he will have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to business methods, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, sales and profit figures, contact lists, and relationships between the Company and its affiliates, customers, clients, Employees, licensees, suppliers, and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Employee or except as, and to the extent as, may be required by law.

3.2 **Non-Competition**

Employee recognizes that in his position as an Employee to the Company, he will acquire such information outlined in Section 3.1 hereof, and for good and valuable consideration, including his engagement by the Company, he agrees that during the Term of this Agreement and for a period of 12 months after termination of this Agreement, the Company has the right to request to the Employee that he will not work in a company that directly or indirectly, manage, operate, join, control, or participate in the management, operation, control, or be connected as an officer, director, employee, partner, principal, agent, representative, Employee, or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in the primary line of business in which the Company is engaged in at the time of execution of this Agreement, unless acting pursuant hereto or with the prior written consent of the Company.

(a) This Company right is based on the premise that the Company shall not have any debt with the Employee, and all the remunerations of the last six months previous to the end of the term of the agreement will be paid on time and in cash, and the Company shall pay the compensation for Non-Competition as set in out in Schedule "A" attached hereto.

(b) The foregoing restriction shall not be construed to prohibit the ownership by the Employee of more than five percent (5%) of any class of securities of any corporation that is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Employee nor any group of persons including the Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

3.3 **Non-solicitation; Non-association.** The Employee hereby acknowledges and agrees that he, together with other Employees engaged by the Company, is likely to be exposed to a significant amount of Confidential Information concerning the Company's, business methods, operations, employment relationships, and customers while engaged under this Agreement, that such information might be retained by the Employee and such other Employees in tangible form or simply retained in their memory, and that the protection of the Company's exclusive rights to such confidential information and the benefits flowing from it can best be ensured by means of a restriction on the Employee's activities after termination of this Agreement. Therefore, the Employee agrees that for 12 months period following termination of this Agreement, he shall not engage in the following activities:

(a) He shall not solicit, divert, or initiate any contact (or attempt to solicit, divert, or initiate any contact) with any relationship of the Company or any affiliate with whom Employee dealt (including any customers or vendors), for the purpose of doing business in the same lines of business as the Company, and further will not solicit or initiate any contact with any potential relationship of the Company or affiliate, that the Employee solicited or contacted while engaged by the Company. This provision does not restrict Employee from developing relationships independently obtained outside of Employee's position with the Company.

(b) He shall not directly solicit the employment of or hire any employee or Employee of the Company or affiliate and will not attempt to persuade any employee or Employee to leave the employment or consulting relationship of the Company or such affiliate.

3.4 **Equitable Relief.**

(a) Employee acknowledges that the restrictions contained in Article 3 hereof are reasonable and necessary to protect the legitimate interests of the Company and that any violation of such restrictions would result in irreparable injury to the Company. If the period of time or other restrictions specified in Article 3 should be adjudged unreasonable at any proceeding, then the period of time or such other restrictions shall be reduced by the elimination or reduction of such portion thereof so that such restrictions may be enforced in a manner adjudged to be reasonable. Employee acknowledges that the Company shall be entitled to preliminary and permanent injunctive relief for a violation of any such restrictions without having to prove actual damages or to post a bond; Company shall also be entitled to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled in law or equity.

(b) Employee agrees that until the expiration of the covenants contained in Sections 3.2 and 3.3 of this Agreement, the Company may provide a copy of the covenant contained in such Sections to any business or enterprise (i) that Employee may directly or indirectly own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing, control, or control of, or (ii) with which he may be connected

as an officer, director, employee, partner, principal, agent, representative, Employee, or otherwise, or in connection with which he may use or permit his name to be used.

4. **TERM and TERMINATION**

4.1 Employee's employment under this Agreement shall begin on May 2, 2019 for an initial period of 36 months, renewable automatically for 24-month periods; unless the Company or the Employee gives a written notification with at least 90 days prior to the termination date of the initial 36-month period or any subsequent 24-month period, expressing their intention to not renew the employment agreement. Upon expiration of the Term without renewal, the relationship between the parties will be at will but all other provisions of this Agreement shall be applicable. This agreement may be terminated by either Employee or Company for cause or willful or gross negligence by either party. The Board of Directors of the Company may at any time remove the Employee from his position of Chief Executive Officer, which removal shall not be deemed a termination of the Agreement. Notwithstanding anything to the contrary herein, if Employee is removed for cause or willful or gross negligence, then Employee will not be entitled to any compensation under the Company Employee Agreement Early Termination as described in the Schedule A, number 8.

4.2 Employee's obligations, and those of Employee's employees, agents, successors and assignees, if any pursuant to Section 3 (Confidentiality; Ownership of Documents, Non-Compete), 5 (Indemnification), and 8 (Governing Law and Dispute Resolution) shall survive completion of Services, and the expiration or termination of this Agreement.

4.3 Except as provided in Section 4.1 above, in case the Company decides to terminate this agreement before the termination date (Company Employee Agreement Early Termination), during the initial period of 36 months or any subsequent 24 months of the renewed periods, the Company shall provide Employee with an Company Employee Agreement Early Termination compensation as set in out in Schedule "A" attached hereto.

5. **REPRESENTATION and WARRANTIES; INDEMNIFICATION**

5.1 The Employee warrants and represents that he is duly qualified to perform his duties hereunder, and further covenants that in performing his duties hereunder, he will not engage in activity that is in violation of applicable laws or subject the Company to liability thereunder. The Employee further warrants that his execution of this Agreement and the performance of services hereunder does not violate any agreement to which Employee is a party nor give any prior employer, partner, associate or any other person any legal or equitable rights against the Employee or the Company.

5.2 This Agreement is conditional on the Company's commitment to obtain a directors' and officers' insurance policy as soon as commercially reasonable, and the Company signing an Indemnification Agreement satisfactory to the Employee. To the fullest extent permitted by applicable law, the Company agrees that it will not voluntarily change the terms of such D&O Insurance or the Indemnification Provisions to the detriment of the Employee at anytime while he is entitled to benefit of such D&O Insurance or Indemnification Provisions. Additionally, the Employee shall be entitled to such indemnification by the Company as is prescribed in the laws of the State of Florida or in the Charter or Bylaws of the Company.

6. **EMPLOYEE BENEFITS**

Both parties will comply with Company policy regarding employee benefits or as required by law.

(a) Paid Time Off. Employee shall be entitle to paid time off in the amount of twenty five (25) days per year.

(b) Sick Leave. Employee shall be entitle to paid sick leave of up to ten (10) days per year.

(c) Personal Leave. Employee shall be entitle to paid personal leave of up to five (5) days per year.

7. **NOTICES**

Any notices delivered or received between either party shall be deemed to have been received:

(a) if it was delivered in person, on the date it was delivered;

(b) if it was sent by registered mail, on the day it was received to the following address:

iQSTEL, Inc.
300 Aragon Avenue,
Suite 375, Coral Gables,
FL 33134.
By email: Admin@etelix.com and CEO@etelix.com
Attention: CFO

Leandro Iglesias
Plaza Da Ria 6, 4-C.
Fonteculler, Coruña 15174. Spain
By email: CEO@etelix.com

8. **MODIFICATION OF AGREEMENT**

Any modification of this Agreement must be made in writing and signed by the Employee and the Company, or it shall have no effect and shall be void.

9. **GOVERNING LAW**

8.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any conflict of law rules otherwise.

8.2 Any and all disputes arising hereunder, including disputes arising from or relating to termination and the grounds therefor, including all grounds arising from statutory claims alleging discrimination or violations of federal, state or local civil rights law, or otherwise, shall be resolved by binding arbitration in Florida before a single arbitrator in accordance with the arbitration rules of the American Arbitration Association (the "AAA") applicable to arbitration then in effect. Notice of the demand for arbitration by either party shall be given in writing to the other party to this Agreement. On such demand, the dispute shall be heard by arbitration before a single arbitrator selected pursuant to the AAA rules. Any award rendered by the arbitrator shall be conclusive and binding on the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The arbitrator shall be entitled to award equitable relief. Each party shall pay its own expenses of arbitration, including attorneys' fees. Nothing herein shall prevent the Company from seeking and obtaining preliminary equitable relief from a court pursuant to Section 3.5.

8.3 The parties hereby submit to the jurisdiction of the federal and state courts located in Florida for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary

injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators, and to the non-exclusive jurisdiction of the aforementioned courts for the enforcement of any award issued hereunder, and waive any right to stay or dismiss any such actions or proceedings brought before any such court on the basis of forum non conveniens or improper venue.

10. **HEADINGS**

The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

11. **GENERAL MATTERS**

11.1 The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

11.2 This Agreement shall be binding upon the parties hereto and shall ensure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee without prior written consent of the Company.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the May 2nd, 2019.

**iQSTEL, Inc.**

By: ____________________
Name: Leandro Iglesias
Title: President / CEO

____________________
Leandro Iglesias
Employee

## SCHEDULE "A"

## REMUNERATION

1. As full consideration for performance of the services by the Employee, the Company shall pay the **Employee $14,000 per month ($168,000 per Year)**. The monthly amount will be paid to Employee once a month on the 5th of each month. Company shall deduct or withhold any and all federal income and social security taxes and state and local taxes required by law, if apply.
2. Employee shall receive a bonus of 3% of the Company´s Net Income for services rendered under this agreement, and shall be paid under the 15 days after the 10-k file is completed.
3. If the exchange parity between the US Dollar and the Euro goes over 1.17 Dollars per Euro, the Employee will has the right to ask for a review on the monthly salary.
4. In case the monthly remuneration is not set in full on time, the Employee has the right to request to the Company convert any or all accrued salary into Company restricted common shares, by written notification. Amount to be converted in shares must be converted considering the average price of the share during the last 10 trading days and applying a discount of 10%.
5. As of effective Date, normal direct business expenses and travel expenses including business class travel on flights over 5 hours will be covered by the Company.
6. Bonus to be as determined by the Board of Directors with the following factors applying equally: achievement of company goals and plans, capital raising, hiring of key employees in key locations. Bonus can be paid out quarterly if approved by the Board of Directors.
7. NON-COMPETITION, If the company desire to request to the Employee the Non-competition according to the 3.2 of this agreement, the Employee shall receive a compensation of 12 months of salary.
8. COMPANY EMPLOYEE AGREEMENT EARLY TERMINATION, the Company shall provide the Employee with a severance of all the salary and additional compensation that the Employee would receive for the remainder of the 36 month term or 24 month term as it applies.

* * * * *

**INDEMNIFICATION AGREEMENT**

This Indemnification Agreement (this "Agreement"), dated as of the 2nd day of May 2019 is made by and between iQSTEL, Inc., a Nevada corporation (the "Company"), and **Leandro Iglesias**, residing at Plaza Da Ria 6, 4-C, Fonteculler, La Coruña 15.174, Spain (hereinafter the "Indemnitee").

**RECITALS**

A. The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company's officers and directors with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company;

B. The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

C. The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company;

D. The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the officers and directors of the Company bear no reasonable relationship to the amount of compensation received by the Company's officers and directors;

E. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company as of the date hereof is inadequate, unreasonably expensive or both. The Company believes, therefore, that the interest of the Company and its current and future stockholders would be best served by a combination of (i) such insurance as the Company may obtain pursuant to the Company's obligations hereunder and (ii) a contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Company;

F. Section 607.0850 of the Florida Business Corporation Act empowers Florida corporations to indemnify their officers and directors and further states that the indemnification provided by Section 607.0850 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; thus, Section 607.0850 does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors;

G. The Company's Articles of Incorporation and Bylaws authorize the indemnification of the officers and directors of the Company in excess of that expressly permitted by Section 607.0850;

H. The Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its officers and directors, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its stockholders;

I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director

or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

J. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that the Indemnitee is furnished with the indemnification provided for herein.

**AGREEMENT**

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1. DEFINITIONS.

(a) "EXPENSES" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(b) "PROCEEDING" means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by Indemnitee or of any inaction on his or her part while acting as such director or officer or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Company or of another enterprise at the request of such predecessor corporation, whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

2. AGREEMENT TO SERVE. Indemnitee agrees to serve or continue to serve as a director or officer of the Company to the best of his or her abilities at the will of the Company or under separate contract, if such contract exists, for so long as Indemnitee is duly elected or appointed and qualified or until such time as the Indemnitee tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. INDEMNIFICATION.

(a) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Company) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful.

(b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by law, the Company shall indemnify Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its stockholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the

Company in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine.

(c) SCOPE. Notwithstanding any other provision of this Agreement but subject to Section 14(b), the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute.

4. LIMITATIONS ON INDEMNIFICATION. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under applicable law;

(b) EXCLUDED INDEMNIFICATION PAYMENTS. To indemnify or advance Expenses in violation of any prohibition or limitation on indemnification under the statutes, regulations or rules promulgated by any state or federal regulatory agency having jurisdiction over the Company;

(c) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 607.0850 of the Florida Business Corporation Act, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(d) LACK OF GOOD FAITH. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous;

(e) INSURED CLAIMS. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company or any other policy of insurance maintained by the Company or Indemnitee; or

(f) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

5. DETERMINATION OF RIGHT TO INDEMNIFICATION. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Company shall determine by any of the methods set forth in Section 607.0850 of the Florida Business Corporation Act whether Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law to indemnify Indemnitee. If a claim under Section 3 is not paid in full by the Company within ninety (90) days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. The court in which such action is brought shall determine whether Indemnitee or the Company shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct.

6. ADVANCEMENT AND REPAYMENT OF EXPENSES. Subject to Section 4 hereof, the Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Company in

advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Company directly, in its own right (as distinguished from an action bought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its stockholders.

7. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

8. NOTICE TO COMPANY BY INDEMNITEE. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided, however, that any delay in so notifying the Company shall not constitute a waiver by Indemnitee of her rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

9. MAINTENANCE OF LIABILITY INSURANCE.

(a) Subject to Section 4 hereof, the Company hereby agrees that so long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 9(b), shall use reasonable commercial efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company' directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer.

(b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

(c) If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

10. DEFENSE OF CLAIM. In the event that the Company shall be obligated under Section 6 hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect

to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

11. ATTORNEYS' FEES. In the event that Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

12. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

13. SUCCESSORS AND ASSIGNS. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

14. NON-EXCLUSIVITY.

(a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee's official capacity and action in another capacity while occupying the Indemnitee's position as a director or officer of the Company.

(b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Florida corporation to indemnify its officers and directors, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a Florida corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

15. EFFECTIVENESS OF AGREEMENT. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the Florida Statutes, such provisions shall not be effective unless and until the Company's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts of omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

16. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 16. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

17. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, without reference to its conflict of law principals. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

18. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the appropriate state or federal regulatory agency to submit for approval any request for indemnification, and has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

21. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

**iQSTEL, INC.**

BY:____________________________
Name: Leandro Iglesias
Title: President / CEO and Chairman

**INDEMNITEE**

________________________________
Name: Leandro Iglesias
Address: Plaza Da Ria 6, 4-C, Fonteculler,
La Coruña, 15.174, Spain